EXHIBIT 23.2



               CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) of Storage Technology Corporation pertaining to the Storage Technology Corporation 1995 Equity Participation Plan of our report dated March 10, 1995, with respect to the consolidated financial statements of Network Systems Corporation included in the Annual Report (Form 10-K) of Storage Technology Corporation for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

Minneapolis, Minnesota
August 7, 1995